Smythe Ratcliffe LLP

7th Floor, Marine Building

355 Burrard Street

Vancouver, BC V6C 2G8

fax: 604.688.4675

telephone: 604.687.1231

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

Liberty Petroleum Inc.

We consent to the incorporation in the registration statement dated on or about September 22, 2006 on Form F-1 of Liberty Petroleum Inc. (formerly Liberty Gold Corp.) (an Exploration Stage Company) of our auditors’ report dated April 17, 2006 on the balance sheet of Liberty Petroleum Inc. as at December 31, 2005 and the related statements of operations, shareholders’ equity and cash flow for the period from inception (April 25, 2005) to December 31, 2005.

We also consent to the reference to us as experts in matters of accounting and audit in this registration statement.

“Smythe Ratcliffe LLP” (signed)

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Vancouver, Canada

September 22, 2006

Smythe Ratcliffe LLP, a British Columbia limited liability partnership, is a member of PKF North American Network and PKF International, associations of legally independent firms.